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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Westinghouse Electric Corporation on Form S-4 of our report dated April 3, 1996 on our audits of the combined financial statements of the operating subsidiaries of Granum Holdings, L.P. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in Form 8-K/A of Infinity Broadcasting Corporation dated September 5, 1996.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

Deloitte & Touche LLP
New York, New York
September 30, 1996